SIMTEK REPORTS FIRST QUARTER 2008 RESULTS

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Product Revenue of $7.3 Million for Q108

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Gross Product Margin of 43% in Q108

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39 Design Wins in the Quarter

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Received Initial Orders for 4 Megabit nvSRAM

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Orders in Q108 up 10% vs. Q107; Book-to-Bill of 1.03

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Company Continues to Evaluate Strategic Alternatives

COLORADO SPRINGS, Colorado – MAY 14, 2008 – Simtek Corporation (NASDAQ: SMTK), the inventor, pioneer, and world’s premier supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, today announced its financial results for the period ended March 31, 2008.

Financial Results

Revenue for the first quarter of 2008 was $7.3 million, consisting entirely of product revenue, compared to $7.9 million for the first quarter of 2007, which included last-time buys of the company’s legacy ZMD product of approximately $600,000.  Excluding this last-time buy revenue, revenue for Q108 was in line with revenue a year ago.  Gross margin was 43% for the quarter compared to 44% a year ago, reflecting product mix and higher costs related to lower yields on certain 1 megabit silicon wafers.  The Company reported ex-item net loss for the first quarter of $1.6 million, or $0.10 per share, compared to an ex-item profit of $235,000, or $0.02 per share in Q107.  For the quarter, ex-item income excludes the effects of stock options and amortization of acquisition related costs. Included in the first quarter ex-item loss is a $600,000 investment in AgigATech, the Company’s newly created subsidiary, as well as costs associated with the Cypress acquisition offer.  On a GAAP basis, Simtek reported a net loss for the quarter of $2.5 million or $0.15 per share compared to a loss of $490,000, or $0.03 per share for the comparable 2007 period.  The increased loss is attributable to lower revenue and increased research and development expenditures.

“In light of challenging economic conditions across multiple geographic markets and some end-markets, we are pleased with the consistent strength in our core business in the first quarter and believe revenue to be in line with industry trends,” stated Harold A. Blomquist, Simtek president and chief executive officer.  “During the quarter we experienced modest growth in revenue and bookings in the North American, Pacific Rim, and Asian markets.  Sales to our storage customers are strong and gaining momentum, while shipments to Europe were weak compared to prior periods as we worked through both the last-time buys early in the year, and a build-up of inventory in the channel.  Pull-through demand from our European customers appears to be healthy as we look to the remainder of the year.  We continued to solidify and enhance our positions in our target markets, securing 39 new design wins in the first quarter, up from 30 in the same quarter last year.  During the quarter we saw several new design wins for the 4 megabit product in storage and industrial control applications, and we began accepting pre-production purchase orders for 4 Megs during the quarter.”

“We achieved several significant milestones during the quarter including launching AgigA Tech, a majority owned subsidiary created to focus on the development and commercialization of our low-cost, high density nvRAM solutions; identification of new and potentially significant application areas for nvSRAMs; steady gains in Asian design activity; and the announcement of our 8 megabit nvSRAM.  We also completed a new tape out of our 4 megabit product, with design improvements aimed at optimizing manufacturability and anticipate production qualification in the middle of the year, followed by modest revenue in the back half of 2008,” concluded Blomquist.

Evaluation of Strategic Alternatives

In April 2008, the company received a proposal from Cypress Semiconductor Corporation to acquire Simtek for $2.20 per share in cash.  After reviewing the proposal, along with its independent financial and legal advisors, Simtek’s Board of Directors rejected the offer, stating that the Cypress proposal significantly undervalues the combination of Simtek’s core business in nvSRAM and its subsidiary AgigA Tech through which Simtek is developing breakthrough high-density non-volatile RAM solutions.  At that time, the Board indicated that it would continue to explore various strategic alternatives in order to maximize long-term value for Simtek stockholders and that it would vigorously resist any attempted acquisition at a price that doesn’t adequately value the Company and its growth opportunities.  This evaluation is ongoing and developments will be disclosed as the Board deems appropriate.

Ex-Item Earnings

Simtek reports net income or loss in accordance with GAAP and additionally uses ex-item financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude charges related to non-cash, unusual or non-recurring expenses the Company may incur from time to time, in order to provide additional comparative information between periods.  Management believes that these ex-item measures are important to investor understanding of the Company’s disclosures regarding past, current and future operating results.  Following is reconciliationa) of the Ex-item financial measures to the most comparable GAAP financial measures, in thousands of dollars, except per share amounts:

(Amounts in thousands, except per share amounts)	Three Months	Three Months
(unaudited)	Ended March 31,	Ended March 31,
	2008	2007
Net Loss, as reported	($2,455)	($490)

Adjusted-GAAP items:
Amortization of Non-compete Agreement	445	446
Costs associated with employee stock options	392	279
Ex-item Net Income (Loss)	($1,618)	$235

Per Share Data:
Net Loss, as reported	($0.15)	($0.03)

Adjusted-GAAP items:
Amortization of Non-compete Agreement	$0.03	$0.03
Costs associated with employee stock options	$0.02	$0.02
Ex-item Net Income (Loss) Per Share	($0.10)	$0.02

a) pursuant to the requirements of Regulation G.

Conference Call

Simtek management will host a conference call at 5:00 p.m. ET (2:00 p.m. PT) today to discuss these results.  The call can be accessed by dialing 800-218-8862 and giving the company name, "Simtek."  Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11113808#.  Also, the conference call together with supplemental financial information will be available over the Internet at http://www.simtek.com in the Investor Info area of the site or by going to http://www.mkr-group.com.

About Simtek Corporation

Simtek Corporation designs and markets high-speed nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment.  Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, guidance and projections of future performance including predictions of future revenue, profitability, and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

For further information, please contact:

Simtek Corporation

MKR Group, Inc.

Brian Alleman, CFO

Todd Kehrli or Mary Magnani

Investorrelations@simtek.com

323-468-2300

smtk@mkr-group.com

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SIMTEK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value and share amounts)

ASSETS

	March 31, 2008	December 31, 2007
CURRENT ASSETS:	(Unaudited)
Cash and cash equivalents	$ 3,737	$ 4,387
Restricted investments	938	991
Accounts receivable - trade, net	4,289	5,222
Inventory, net	5,542	5,698
Prepaid expenses and other current assets	905	910
Total current assets	15,411	17,208
EQUIPMENT AND FURNITURE, net	2,266	1,987
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS	7	15
GOODWILL	992	992
NON-COMPETITION AGREEMENT, net	4,899	5,344
OTHER ASSETS	202	240
TOTAL ASSETS	$ 23,777	$ 25,786

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,514	$ 2,827
Accrued expenses	1,315	943
Accrued vacation payable	392	357
Accrued wages	101	179
Line of credit	413	543
Obligation under capital leases	12	21
Debentures, current	480	480
Total current liabilities	5,227	5,350
DEBENTURES, NET OF CURRENT	1,620	1,620
Total liabilities	6,847	6,970
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 200,000 shares
authorized, none issued	-	-
Common stock, $.0001 par value; 30,000,000 shares
authorized, 16,533,719 and 16,532,719 shares
issued and outstanding at March 31, 2008 and
16,516,419 and 16,515,419 shares issued
And outstanding at December 31, 2007	2	2
Additional paid-in capital	69,880	69,453
Treasury stock, at cost; 1,000 shares	(1)	(1)
Accumulated deficit	(53,421)	(50,966)
Accumulated other comprehensive income:
Cumulative translation adjustment	470	328
Total shareholders' equity	16,930	18,816
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 23,777	$ 25,786

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SIMTEK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	For the three months ended March 31,
	2008	2007
REVENUE
Product sales, net	$ 7,315	$ 7,867
Total Revenue	7,315	7,867

Cost of sales	4,165	4,435

GROSS PROFIT	3,150	3,432

OPERATING EXPENSES:
Research and development costs	2,649	1,613
Sales and marketing	1,531	1,152
General and administrative	1,375	1,109

Total operating expenses	5,555	3,874

LOSS FROM OPERATIONS	(2,405)	(442)

OTHER INCOME (EXPENSE):
Interest income	24	49
Interest expense	(91)	(98)
Exchange rate variance	(54)	12
Other expense	89	-

Total other expense	(32)	(37)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,437)	(479)

Provision for income taxes	(18)	(11)

NET LOSS	$ (2,455)	$ (490)

NET LOSS PER COMMON SHARE:
Basic and diluted	$ (0.15)	$ (.03)
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic and diluted	16,533,529	16,211,671